                                1,600,000 SHARES

                              ARTIFICIAL LIFE, INC.

                                  COMMON STOCK



                             UNDERWRITING AGREEMENT


                                                               Fairfax, Virginia
                                                               December __, 1998


New York Broker, Inc.                             New York Broker Deutschland AG
11350 Random Hills Road, Suite 800                12 Graf Adolf Strasse
Fairfax, Virginia  22030                          Dusseldorf, Germany  40212

Ladies and Gentlemen:

      Artificial Life, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 1,200,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, to New York Broker, Inc. (the "Representative") and New York Broker Deutschland AG (together with the Representative, the "Underwriters"), and Eberhard Schoneburg, Chairman, Chief Executive Officer and President of the Company (the "Selling Stockholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 400,000 shares of the Common Stock (such 1,600,000 aggregate shares to be sold by the Company and the Selling Stockholder are hereinafter referred to as the "Firm Shares"). In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 240,000 shares (the "Additional Shares") of the Common Stock to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

      The Company and the Selling Stockholder wish to confirm as follows their agreement with you and the Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Stockholder.

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-64619), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended at the time when it becomes effective and as thereafter amended by post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." If the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). If the Company files another registration statement with the


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Commission to register a portion of the Shares pursuant to Rule 462(b) under the
Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form S-1 (File No. 333-64619) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus."

      2. AGREEMENTS TO SELL AND PURCHASE; WARRANT. The Company and the Selling Stockholder hereby agree, severally and not jointly, to sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder at a purchase price of $_____ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof).

      The Company hereby also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have a one-time right (exercisable for 30 days from the date of the Prospectus) to purchase from the Company up to 240,000 Additional Shares at the purchase price per Share. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof) bears to the total number of Firm Shares.

      As additional consideration to induce the Representative to enter into this Agreement, (i) the Company hereby agrees to provide the Representative with a non-accountable expense account of 3% of the gross proceeds of the offering, as set forth on cover page of the Prospectus, and (ii) at the Closing, the Company hereby agrees to sell to the Representative for $100 a warrant to purchase 160,000 shares of Common Stock (the "Warrant Shares") at a price per share of $___ in substantially the form as attached hereto as Schedule II. The Warrant Shares shall be included in the Registration Statement.

      3. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholder have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

      4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of New York Broker, Inc., 11350 Random Hills Road, Suite 800, Fairfax, Virginia 22030 at 10:00 a.m., Fairfax, Virginia time, on ___________, 1998 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company.

      Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of New York Broker, Inc., 11350 Random Hills Road, Suite 800, Fairfax, Virginia 22030 at 10:00 a.m., Fairfax, Virginia time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a



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number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you on one occasion at any time within 30 days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

      Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., Fairfax, Virginia time, not later than one full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in Fairfax, Virginia for inspection and packaging not later than 9:30 a.m., Fairfax, Virginia time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds. Payment for the Firm Shares sold by the Company hereunder shall be delivered by the Representative to the Company, and payment for the Shares sold by the Selling Stockholder hereunder shall be delivered by the Representative to the Selling Shareholder.

      5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:

            (a) The Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(e) below, of any material change in the Company's financial condition, business or results of operations or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of the Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act before the close of business on the second business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the second business day immediately following the date hereof.

            (b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of



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      conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

            (c) The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and given a reasonable opportunity to review such filing, amendment or supplement, and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised.

            (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in compliance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

            (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by Section 4(3) of the Act and Rule 174 thereunder to be delivered in connection with sales by any Underwriter or a dealer, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in compliance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or
      (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other U.S. federal or state securities law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

            (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required under the applicable Blue Sky laws to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

            (g) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the



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      Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
      Section 11(a) of the Act.

            (h) During the period ending five years from the date hereof, the Company will furnish to you (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to Stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or The Nasdaq Stock Market or any securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

            (i) If this Agreement shall be terminated after execution (except pursuant to a termination under Sections 10(e), 10(g), 10(l), 11 or 12 hereof or by the Company as a result of a material breach of this Agreement by you or the Underwriters) by the Underwriters because of any inability, failure or refusal on the part of the Company or the Selling Stockholder to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including reasonable travel expenses and reasonable fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

            (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

            (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

            (l) For a period of 12 months days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not, directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities, except (i) to the Underwriters pursuant to this Agreement; (ii) pursuant to the Representative's Warrant, (iii) for grants of options or other awards under the Company's stock option or other award plans or agreements and any issuances of shares of common stock in connection with the exercise of options or other securities convertible into the common stock of the Company and (iv) in connection with the issuance of securities pursuant to mergers, acquisitions and licenses.

            (m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

            (n) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

            (o) The Company will not at any time, directly or indirectly take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

            (p) The Company will use commercially reasonable efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky



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      laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

            (q) The Company will timely file with the Nasdaq all documents and notices and comply with all applicable Qualification Requirements, for Nasdaq SmallCap securities in connection with the listing of the Shares.

            (r) For a period of 12 months after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not file any registration statement relating to the offer or sale of any of the Company's securities, other than a registration statement on Form S-8 relating to the Plans and other than in connection with any of the shares of Common Stock registered pursuant to the Registration Statement.

      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and the Selling Stockholder hereby jointly and severally represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date (if any), that:

            (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein.

            (c) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares against payment therefor pursuant to the terms of this Agreement, will pass valid title to the Shares, free and clear of any claim, encumbrance or defect in title, to the Underwriters) purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares are in valid and sufficient form in accordance with the DGCL.



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

            (d) The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company (a "Material Adverse Effect").

            (e) The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization.

            (f) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company's knowledge is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

            (g) The Company is not in violation of its Certificate of Incorporation or Bylaws or any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company, except for any violation that would not reasonably be expected to have a Material Adverse Effect, or in default in any material respect in the performance of any obligation, agreement or condition contained in (i) any bond, debenture, note or any other evidence of indebtedness, or (ii) any material agreement, indenture, lease or other material instrument to which the Company is a party or by which any of its properties may be bound, except for any default that would not reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except for any default that would not reasonably be expected to have a Material Adverse Effect.

            (h) The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement has been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company.

            (i) Neither the issuance and sale of the Shares pursuant hereto, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for filings with, and approval of the listing of the shares on, the Nasdaq Stock Market and except such as may be required for the registration of the Shares under the Act and under the rules and regulations of the Bundesaufsichtsamt fur den Wertpapierhandel and compliance with the



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

      securities or Blue Sky laws of various jurisdictions, and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default or Repayment Event (as defined below) under, the Certificate of Incorporation or Bylaws of the Company or any agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties may be bound, except for any breach or default that would not reasonably be expected to have a Material Adverse Effect,
      (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its properties, except for any violation that would not reasonably be expected to have a Material Adverse Effect, or (iv) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, except for any lien, charge or encumbrance that would not be reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

            (j) Except as described in the Prospectus, the Company does not have outstanding, and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

            (k) Wolf & Company, P.C., the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

            (l) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement and the Prospectus (and any amendment or supplement thereto)at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information shown therein and have been prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement and the Prospectus (and any amendment or supplement thereto).

            (m) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the

      Company); and (v) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve a potential future material adverse change, in the financial condition, business, or result of operations of the Company.

            (n) The Company has good and marketable title to all property (real and personal) owned by it, free and clear of all mortgages, liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included in the Registration Statement or the Prospectus (and any amendment or supplement thereto or (ii) such as do not interfere in any material respect with the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate do not interfere in any material respect with the conduct of the business of the Company. Such leases are in full force and effect, and the Company has no written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases, or affecting or questioning the rights of the Company to the continued possession of the leased premises.

            [(o) Except as pursuant to German law, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act.]

            (p) The Company has not taken, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

            (q) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

            (r) The Company has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (collectively, the "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and would not reasonably be expected to have a Material Adverse Effect; the Company has fulfilled and performed all of its obligations with respect to each such permit, except for any failure to perform that would not reasonably be expected to have a Material Adverse Effect; and all of the permits are valid and in full force and effect and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, except where the failure to be valid or in full force and effect would not reasonably be expected to have, and except for any revocation, termination or other impairment that would not reasonably be expected to have, a Material Adverse Effect.

            (s) The Company has complied and will comply with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has complied and will comply in all material respects with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract, except where the failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has complied and will comply with the requirements of the American with

      Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Civil Rights Act of 1964 (Title VII), as amended, the Age Discrimination in Employment Act and other applicable federal and state employment and labor laws, except where the failure to comply has not had and would not reasonably be expected to have a Material Adverse Effect. No labor dispute with the employees of the Company exists, or to the knowledge of the Company, is imminent.

            (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each case, where the failure to so maintain would not reasonably be expected to have a Material Adverse Effect.

            (u) The Company has not, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

            (v) The Company has obtained all required permits, licenses, and other authorizations, if any, which are required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except where the failure to obtain any such permit, license or other authorization has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all terms and conditions of all required permits, licenses, and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best knowledge of the Company, threatened civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including but not limited to notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Emergency Planning and Community Right to Know Act of 1986, as amended ("EPCRA"), the Clean Air Act, as amended ("CAA"), or the Clean Water Act, as amended ("CWA") and similar federal, foreign, state, or local laws) involving the Company. To the Company's knowledge, there have not been and there are not any past, present, or reasonably foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which would give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, EPCRA, CAA, CWA or similar federal, foreign, state or local laws that would have a Material Adverse Effect.

            (w) The Company owns and has full right, title and interest in and to, or has valid licenses or other rights to use, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade names, trademarks, service marks or other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of its business, free and clear of all mortgages, claims, liens or other encumbrances (except for any mortgage, claim, lien or other encumbrance that would not reasonably be expected to have a Material Adverse Effect); there is no claim pending against the Company with respect to any Intellectual Property and the Company has not received notice or otherwise become aware that any Intellectual Property which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party or is invalid or inadequate to protect the interests of the Company, except for any claim or notice of infringement that would not reasonably be expected to have a Material Adverse Effect.

            (x) All offers, sales, conversions and redemptions of the Company's capital stock and other securities through the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

            (y) The Shares have been approved for listing on the Nasdaq SmallCap Market under the symbol "ALIF," subject to notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq SmallCap Market securities.

            (z) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company (and its predecessors) with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state, local and foreign taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company (and its predecessors) have been paid or reflected as a liability on the financial statements of the Company for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

            (aa) Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the Act to be disclosed in the Registration Statement.

            (bb) The Company has procured the written agreement of each of the Company's officers and directors, and each of the persons and entities listed on Exhibit A hereto (the "Restricted Persons"), that, without the prior written consent of the Representative, they will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the Restricted Persons on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant (collectively, the "Lock-up Securities") or enter into any Hedging Transaction (as defined below) relating to the Lock-up Securities (each of the foregoing referred to as a "Disposition") for a period of one year after the effective date of the Registration Statement (the "Lock-Up Period") (the foregoing restrictions being expressly intended to preclude such persons from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the Restricted Person). "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect. To any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock, but excludes any such transaction which by its terms cannot result in an offer, sale, pledge, contract to sell, granting of any option to purchase or otherwise any disposition of the Lock-up Securities by the Restricted Persons or anyone other than the Restricted Persons.

            (cc) Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            (dd) The Company's Board of Directors and stockholders have duly approved (i) the adoption of the Amended and Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement, and (ii) the adoption of the Plan filed as an exhibit to the Registration Statement. The Company has delivered all written notices to its stockholders required by Delaware law in connection with filing of the Amended and Restated Certificate of Incorporation, the period for stockholders of the Company to elect to dissent from the adoption of the Amended and Restated Certificate of Incorporation has expired and the Company has received no notice of such election from any of its stockholders.

            (ee) All descriptions in the Registration Statement of contracts and other documents to which the Company is a party are accurate in all material respects. There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed.


            (ff) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

      7. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder hereby represents and warrants to each Underwriter on the date hereof (except as otherwise set forth herein), and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date (if any), that:

            (a) The Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by him hereunder.

            (b) This Agreement has been duly authorized, executed and delivered by him, and this Agreement constitutes the valid and binding agreement of the Selling Stockholder; the performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or his properties are bound, or under any order, rule or regulation of any court or governmental agency or body applicable to the Selling Stockholder or the business or property of the Selling Stockholder, except for any breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

            (c) The Selling Stockholder has, and immediately prior to the Closing Date (and the Additional Closing Date, if any) he will have, good and valid title to the Shares to be sold by him hereunder, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever (other than those arising by or through the Underwriters), will pass to the Underwriters. The certificates for such Shares are in valid and sufficient form.

            (d) He has not taken, and will not take, directly or indirectly, any action designed to or which has constituted nor which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (e) The information with respect to him contained in the Registration Statement, the Prepricing Prospectus and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.



            (f) On the Closing Date, and on the Additional Closing Date, if any, all stock transfer and other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by him to the Underwriters hereunder will have been fully paid for by him and all laws imposing such taxes will have been fully complied with.

            (g) The Selling Stockholder has not been prompted to sell the shares to be sold by him hereunder by any information concerning the Company which is not set forth in the Prospectus.

            (h) Neither he nor any of his affiliates directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the Bylaws of the NASD), any member firm of the NASD.

      In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the

Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares and the reasonable disbursements of the Underwriters' counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar;
(vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters (but not the sale of such shares by the Underwriters); (viii) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" (both in the United States and Europe) for the offering contemplated hereby; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 8. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in
Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

      9. INDEMNIFICATION AND CONTRIBUTION. Subject to the limitations in this paragraph below, the Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith); provided, however, that (A) the indemnity agreement of the Selling Stockholder contained in this paragraph shall apply only with respect to Damages arising out of or based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished by the Selling Stockholder to the Company relating to the Selling Stockholder expressly for use in or in connection with the Registration Statement or the Prospectus (and any amendment or supplement thereto) and the offering contemplated thereby, and (B) with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter, the directors, officers, employees and agents of each Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both (y) a copy of the Prospectus (or the Prospectus as amended and supplemented) was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, and (z) the untrue statement or omission was corrected in the Prospectus. In no event, however, shall the liability of the Selling Stockholder for indemnification under this Section 9 exceed the net proceeds received by such Selling Stockholder from the sale of his Shares in the offering.

      In addition to the other obligations under this Section 9, the Company and the Selling Stockholder agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholder herein or failure to perform their obligations hereunder, all as set forth in this
Section 9, they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Stockholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received.

      If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel (but the Company and the Selling Stockholder shall not be liable for the fees and expenses of more than one counsel) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or the Selling Stockholder based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and the liabilities and obligations given to the Company and the Selling Stockholder by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Stockholder shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

      In addition to its other obligations under this Section 9, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9 which relates to information furnished to the Company in writing by or on behalf of the Underwriters through you expressly for use in the Registration Statement, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

      If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph of this Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholder or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholder, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

      Notwithstanding the second and fifth paragraphs of this Section 9, any losses, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholder, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company or the Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

      10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

            (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness of the Company,
      (ii) except as set forth or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto), no oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business or which would reasonably be expected to have a Material Adverse Effect, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties which is material to the Company or which affects or would reasonably be expected to have a Material Adverse Effect on the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the financial condition, business, management, or results of operations of the Company which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

            (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC, as counsel for the Company, dated the Closing Date, satisfactory to you and your counsel, to the effect that:

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

                  (ii) The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization.

                  (iii) The authorized and the outstanding capital stock of the
            Company conforms to the description thereof contained in the Prospectus under the captions "Capitalization" and "Description of Capital Stock" as of the dates set forth therein. Except as set forth in the Prospectus, to such counsel's knowledge, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

                  (iv) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.


                  (v) The Shares to be issued and sold to the Underwriters by the Company and sold by the Selling Stockholder hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive rights under Delaware law and, to the knowledge of such counsel, preemptive or similar rights actually or purportedly under contract, and (B) good and valid title to such Shares issued hereunder, to such counsel's knowledge, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares assuming that the Underwriters are without notice of any "adverse claim" under Section 8.302 of the UCC, the Underwriters are purchasers for value in good faith under Section 8.302 and the rights of the Underwriters are not limited by Section 8.302(4).

                  (vi) The form of certificates for the Shares conforms in all material respects to the applicable requirements of the DGCL.

                  (vii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

                  (viii) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company.

                  (ix) The Company is not in violation of its Certificate of
            Incorporation or Bylaws, and, to the knowledge of such counsel, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

                  (x) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with the Certificate of Incorporation or Bylaws of the Company, or (B) to such counsel's knowledge, constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument known to such counsel to which the Company is a party or by which any of its properties is bound, except for any breach or default that does not have or would not reasonably be expected to have a Material Adverse Effect, or to such counsel's knowledge, creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, except for any lien, charge or encumbrance that would not reasonably be expected to have a Material Adverse Effect.

                  (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained or made and such as may be required by the NASD or under state securities or Blue Sky laws governing the purchase and distribution of the Shares, as to which such counsel need express no opinion) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

                  (xii) The Registration Statement and the Prospectus and any
            supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

                  (xiii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

                  (xiv) To the knowledge of such counsel, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company except where such violation does not or would not reasonably be expected to have a Material Adverse Effect.

                  (xv) To the knowledge of such counsel, the Company has such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities ("Permits"), as are necessary for the Company to own its properties and to conduct its business in the manner described in the Prospectus, except where the failure to have such Permits would not individually or in the aggregate have a Material Adverse Effect.

                  (xvi) The real property described in the Prospectus as held under lease by the Company are held under duly executed leases.

                  (xvii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments as are summarized in the Registration Statement and Prospectus are fairly summarized in all material respects therein, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required by the Act to be filed as Exhibits to the Registration Statement or to be so summarized which have not been so summarized or filed.

                  (xviii) The Company is not an "investment company" or an
            "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      In rendering such opinion, in each case where such opinion is qualified by "the knowledge of such counsel" or "known to such counsel", such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures. Such counsel may state in such opinion that its knowledge is limited to the knowledge of its attorneys and other representatives and employees that have given attention to the Company's matters.

      Such counsel shall also include a statement to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, such counsel has no reason to believe that the Registration Statement, as of the time it became effective under the Act (but after giving effect to the changes and additions incorporated pursuant to Rule 430A under the
Act), and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) under the Act and on the date of such counsel's opinion contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to the financial statements and other financial and statistical information or data included or incorporated by reference therein). With respect to such statements, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto, certificates of officers of the Company and of state authorities and discussion of the contents thereof with officers of the Company, but is without independent check or verification except as specified.

            (d) You shall have received on the Closing Date the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC, as counsel for the Selling Stockholder, dated the Closing Date in form and substance satisfactory to you, to the effect that:

                  (i) This Agreement has been duly executed and delivered by the
            Selling Stockholder and constitutes the valid and binding agreement of the Selling Stockholder; and the performance of this Agreement and, to such counsel's knowledge, the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware and to which the Selling Stockholder is a party or by which the Selling Stockholder or his properties are bound, or any order, rule or regulation, known to such counsel of any court or governmental agency or body applicable to the Selling Stockholder or the business or property of the Selling Stockholder.

                  (ii) To such counsel's knowledge, no consent, approval,
            authorization or order of, or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Selling Stockholder (except such as have been obtained or made and such as may be required by the NASD or under state securities or Blue Sky laws governing the purchase and distribution of such Shares, as to which such counsel need express no opinion) for the valid sale of the shares to the Underwriter under this Agreement.

                  (iii) Immediately prior to the Closing Date (and immediately prior to the Additional Closing Date, if applicable), to such counsel's knowledge, the Selling Stockholder has good and valid title to the Shares to be sold by the Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

                  (iv) To such counsel's knowledge, good and valid title to such
            Shares, free and clear of all liens, encumbrances, equities or claims (other than those arising by or through the Underwriters) has been transferred to the Underwriters that has purchased any portion of such Shares in assuming that the Underwriters are without notice of any "adverse claim" under Section 8.302 of the UCC, the Underwriters are purchasers for value in good faith under Section
            8.302 and the rights of the Underwriters are not limited by Section 8.302(4).

      In rendering such opinion, such counsel may rely upon a certificate of the Selling Stockholder as to matters of fact (i) with respect to ownership of and liens, encumbrances, equities or claims on the Shares sold by the Selling Stockholder, and (ii) with respect to any agreements, mortgages, deeds of trust, voting trusts, notes, leases or other instruments, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates.

            (e) You shall have received on the Closing Date an opinion of Greenberg Traurig, P.A., as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (f) You shall have received letters addressed to you and dated the date hereof and the Closing Date from the firm of Wolf & Company, P.C., independent certified public accountants, substantially in the forms heretofore approved by you.

            (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing

      Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(g) and in Sections 10(b) and 10(h) hereof.

            (h) The Company shall not have failed at or prior to the Closing Date to have performed in all material respects or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (i) You shall have received a certificate, dated on and as of the Closing Date, by or on behalf of the Selling Stockholder to the effect that as of such Closing Date the Selling Stockholder representations and warranties in this Agreement are true and correct in all material respects as if made on and as of such Closing Date, and that the Selling Stockholder has performed in all material respects all his obligations and satisfied in all material respects all the conditions on his part to be performed or satisfied at or prior to the Closing Date.

            (j) The Company and the Selling Stockholder shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

            (k) At or prior to the Closing Date, you shall have received the written commitment of each of the Restricted Persons, that, without the prior written consent of the Representative, they will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the Restricted Persons, on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant (collectively, the "Lock-up Securities") or enter into any Hedging Transaction (as previously defined)) relating to the Lock-up Securities (each of the foregoing referred to as a "Disposition") for a period of one year after the effective date of the Registration Statement (the "Lock-Up Period") (the foregoing restrictions being expressly intended to preclude such persons from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the Restricted Person).

            (l) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

            (m) At or prior to the Closing Date, the Company shall have delivered to the Representative the Representative's Warrant substantially in the form heretofore approved by you and the Warrant Shares shall have been registered pursuant to the Registration Statement.

            (n) The Shares shall have been listed on the Nasdaq SmallCap Market and the Company shall be in compliance with the designation and maintenance criteria applicable to Nasdaq SmallCap Market issuers.

            (o) At or prior to the Closing Date, the Company shall have registered with (i) the Corporation Record Service (including Annual Report information) published by Standard & Poor's Corporation or (ii) Moody's Industrial Manual (not Moody's OTC Industrial Manual).

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction in all material respects on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

      If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

      11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) the effectiveness of the Registration Statement; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective.

      If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case which does not result in termination of this Agreement, either you or the Company and the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

      12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Stockholder by notice to the Company and the Selling Stockholder, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq SmallCap Market, (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or Nasdaq SmallCap Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or Massachusetts Commonwealth authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

      13. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company acknowledges that the following information in the Prospectus constitutes the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a) and 9 hereof: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments, stabilizing and passive market making on the inside front cover page, and the information appearing under the caption "Underwriting," except for the ninth paragraph.

      14. MISCELLANEOUS. Except as otherwise provided in Section 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholder, to the office of the Company at Four Copley Place, Skylobby, Suite 102, Boston Massachusetts, Attention: Eberhard Schoneburg, Chairman and President (with copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Attention: Peter S. Lawrence, Esq.), or (ii) if to you, as Representatives of the Underwriters, to The New York Broker Group, 11350 Random Hills Road, Suite 800, Fairfax, Virginia 22030, Attention: Catherine Ayers-Rigsby, President (with copy to Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Paul Berkowitz, Esq.).

      This Agreement has been and is made solely for the benefit of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof, the Selling Stockholder and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

      15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without reference to choice of law principles thereunder.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

      The Company, the Selling Stockholder and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

      Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriters.

                                          Very truly yours,

                                          ARTIFICIAL LIFE, INC.


                                          By:
                                              Eberhard Schoneburg
                                              Chairman and President


                                          SELLING STOCKHOLDER



                                          Eberhard Schoneburg

CONFIRMED as of the date first above mentioned, on behalf of itself and the other Underwriters named in Schedule I hereto.


NEW YORK BROKER, INC.




By:
    Catherine Ayers-Rigsby
    President

                                    EXHIBIT A

                                   SCHEDULE I


                                                                      NUMBER OF
                             NAME                                    FIRM SHARES
                             ----                                    -----------
New York Broker, Inc........................................

New York Broker Deutschland AG..............................

TOTAL.......................................................